UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 22, 2015
Date of Earliest Event Reported: October 21, 2015
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2501 North Harwood Street, Suite 2410
Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in these Items 2.02 and 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 2.02	Results of Operations and Financial Condition.

On October 22, 2015, Mid-Con Energy Partners, LP (the “Partnership”) issued a press release announcing its average daily production for the third quarter September 30, 2015, exceeded 4,800 Boe/d, the highest average daily net production in the Partnership’s history. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Additionally, in the October 22, 2015 press release, the Partnership announced that it will release third quarter ended September 30, 2015 results after the market closes on Monday, November 2, 2015, and will hold a conference call and live webcast at 9:00 a.m. Eastern Standard Time (8:00 a.m. Central Standard Time), Tuesday, November 3, 2015.
A copy of the press release set forth in Item 2.02 is incorporated in its entirety by reference herein.

Item 8.01	Other Events.
On October 21, 2015, the Board of Directors of our General Partner, Mid-Con Energy GP, LLC, decided to suspend the quarterly cash distribution of the Partnership.

Item 9.01	Financial Statements and Exhibits.
Exhibits 99.1 News release issued by Mid-Con Energy Partners, LP dated October 22, 2015.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: October 22, 2015	By:	/s/ Nathan P. Pekar
Nathan P. Pekar
Vice President, General Counsel and Secretary